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                                                                      EXHIBIT 99

                       ROBERTS PHARMACEUTICAL CORPORATION
                          INCENTIVE STOCK OPTION PLAN

Section 1 - Purpose

        The Roberts Pharmaceutical Corporation Incentive Stock Option Plan (the "Plan") is intended to provide a method whereby key employees of Roberts Pharmaceutical Corporation (the "Company"), who are contributing materially to the Company's progress, and who are currently making and are expected to continue making substantial contributions to the successful growth of the Company, may be offered incentives in addition to those currently available and may be stimulated by personal involvement in the fortunes of the Company to continue in the service of the Company, thereby advancing the interest of the Company and its shareholders. Accordingly, the Company may, from time to time, grant to such key employees, as may be selected in the manner hereinafter provided, options to purchase shares of Common Stock, $.01 par value, of the Company (the "Common Stock") on the terms and conditions hereinafter established. The Plan is intended to be an "incentive stock option plan" and to comply with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        The term "Company" as used in this Plan means Roberts Pharmaceutical Corporation and its subsidiaries (corporations in respect of which Roberts Pharmaceutical Corporation, owns, directly or indirectly, at least fifty-one (51%) percent of the total issued and outstanding voting capital stock) as may be designated from time to time by its Board of Directors.

Section 2 - Administration of the Plan

        The Plan shall be administered by the Board of Directors of the Company or the Compensation Committee of the Board of Directors (the "Committee") whose members will be appointed by the Board of Directors of the Company. The Committee shall consist of not fewer than two members of the Company's Board of Directors, who may also be employees of the Company. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee shall be the valid acts of the Committee.

        The interpretation and construction by the Committee of any provisions of the Plan or of any agreement or other matter relating to the Plan shall be final unless otherwise determined by the Board of Directors. The Committee may, from time-to-time,
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adopt such rules and regulations for carrying out the Plan as it may deem appropriate. Nothing herein contained shall be deemed to authorize the Committee to administer the provisions of the plan in a manner inconsistent with the provisions of Section 422 of the Code or the regulations promulgated thereunder. No member of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any agreement or other matter relating to the Plan.

Section 3 - Share Subject to the Plan

        The shares to be issued under the Plan shall be made available either from authorized but unissued shares of Common Stock of the Company or from shares of Common Stock reacquired by the Company, including shares purchased on the open market. Shares issued under the Plan shall be subject to the terms, conditions and provisions specified in the Plan and to such other terms, conditions and provisions as the Board of Directors or the Committee may provide.

        The aggregate number of shares which may be issued under the Plan shall not exceed 2,139,275 shares of the Company's Common Stock. If prior to August 16, 1997, options granted expire, terminate or are surrendered without having been exercised in full, or shares issued under the Plan are reacquired by the Company, such reacquired shares and shares subject to options which have expired, terminated or are surrendered shall again become available for issuance under the Plan.

        In the event of any change in the Common Stock of the Company by reason of stock dividends, split-ups, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares and the like, the aggregate number and class of shares available under this Plan and the number, class and purchase price of shares under option but not yet issued under this Plan shall be adjusted appropriately. Nothing herein contained shall be construed to require an adjustment in the aggregate number or class of shares available under the Plan or in the number, class or purchase price of shares under the option but not yet issued if a merger, consolidation, combination or similar transaction involves the issuance of securities of the Company and the number or class of shares held by a holder of Common Stock of the Company prior to the consummation of the merger, consolidation, combination or similar transaction is not affected by such transaction. No adjustment shall be made pursuant to this section of the Plan which would result in a fractional share being subject to an option, and any option in respect of a fractional share resulting from such adjustment shall be adjusted down to the nearest full share. Further, no adjustment shall be made pursuant to this section of the Plan which would result in a modification of the options granted hereunder in a manner which would disqualify such



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options as "incentive stock options" or disqualify this Plan as an "incentive stock option plan" under the provisions of Section 422 of the Code and the regulations thereunder.

        In October 1989, the Company effected a recapitalization pursuant to which each share of the Company's Common Stock reserved for issuance under the Plan was exchanged for .5971 shares of Common Stock. Consequently, the number of shares of the Company's Common Stock reserved for issuance under the Plan was reduced from 250,000 to 149,275 shares.

        On October 20, 1989, the Company's Board of Directors approved an amendment of the Plan which increased the number of shares of Common Stock of the Company reserved for issuance under the Plan from 149,275 to 389,275. On October 24, 1989, the Company's shareholders approved the amendment previously approved by the Board of Directors. As of October 31, 1989, options to purchase 149,275 shares of Common Stock were issued under the Plan. Consequently, 240,000 shares of Common Stock remained available for the grant of options under the Plan as of October 31, 1989.

        On March 12, 1992, the Company's Board of Directors approved an amendment to the Plan to increase the number of shares of Common Stock reserved for issuance under the Plan from 389,275 to 1,139,275, subject to shareholder approval which was granted on June 30, 1992. As of June 30, 1992, options to purchase 379,185 shares of Common Stock were granted under the Plan. Accordingly, 760,090 shares of Common Stock remained available for the grant of options under the Plan as of June 30, 1992.

        On March 22, 1995, the Company's Board of Directors approved an amendment to the Plan to increase the number of shares of Common Stock reserved for issuance under the Plan from 1,139,275 to 2,139,275, subject to shareholder approval which was granted on May 24, 1995. As of May 24, 1995, options to purchase 1,086,261 shares of Common Stock were granted under the Plan. Accordingly, 1,053,014 shares of Common Stock remained available for grant pursuant to options under the Plan as of May 24, 1995.

Section 4 - Eligibility

        Options may be granted under the Plan to employees of the Company who have not attained the age of 65 on the date the options are granted to them. The term "employees" shall include officers as well as other employees of the Company. A director of the Company who is not also an employee of the Company shall not be eligible to receive any option under this Plan. An employee participating in the Plan is sometimes referred to herein as "optionee."



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        No option may be granted under this Plan to any employee who, immediately after such option is granted, owns, within the meaning of Section 422(b)(6) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company unless the option price is at least 110% of the fair market value of the shares subject to the option on the date that the option is granted and the option may not be exercised more than five (5) years after the date of grant. Further, the aggregate fair market value (determined as of the date the option is granted) of the shares for which options are exercisable for the first time under this Plan and incentive stock options, as defined under Section 422 of the Code, granted pursuant to all other stock option plans of the Company or any parent or subsidiary of the Company by any employee during any calendar year shall not exceed $100,000. To the extent an employee elects during any calendar year not to exercise to the fullest permissible extent options which are exercisable by him for the first time, said unexercised options may be exercised in subsequent calendar years. If, after a good faith attempt to comply with the limitation set for the in the preceding sentences, the aggregate fair market value (determined as of the date the option is granted) of the shares for which any employee is granted options in any calendar year under the Plan and incentive stock options, as defined under
Section 422 of the Code, granted pursuant to all other stock option plans of the Company or any parent or subsidiary of the Company exceeds $100,000 plus any unused limit carryover allowed for such year, then, notwithstanding the failure to comply with the limitation set forth in the preceding sentences, the options covering shares having a fair market value in excess of such limitation shall be valid unless the grant of such options shall disqualify this Plan as an "incentive stock option plan" under the provisions of Section 422 of the Code and the regulations thereunder, and the Federal income tax consequences relating to such options shall be as prescribed by the Code, any regulations or rulings promulgated thereunder or the Internal Revenue Service.

        Subject to the provision of the Plan, the Committee shall have exclusive authority to determine the date or dates upon which options shall be granted, the employees who are to participate in the Plan, the consideration to be paid for shares subject to options, the time or times when an option shall be exercisable, the number of shares to be covered by each option, the terms and provisions of option agreements executed and delivered under the Plan and the form of legend, if any, which shall be affixed to the stock certificate(s) evidencing shares issued under the Plan.



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Section 5 - Granting of Options; Term of Options

        Upon selection of an employee to participate in the Plan, the Committee shall notify said employee in writing of (i) his selection and (ii) the options being granted to him and the consideration to be paid for the shares subject to option upon the exercise thereof. Such notice shall be accompanied by an agreement between the Company and the employee containing the terms, conditions and provisions applicable to the exercise of the options granted. The Committee may elect to incorporate the foregoing notice provisions into the option agreement. Subject to the provisions of the Plan, options may be granted to the same employee on more than on occasion.

        The Committee shall determine the term of each option granted hereunder, but the term of any such option shall not exceed ten (10) years (or five (5) years in the case of an option granted to a 10% shareholder referred to in
Section 4 hereof) from the date upon which the option is granted, and shall be subject to earlier termination as herein provided. An option shall be deemed to be granted to an employee on the date on which the Board of Directors or the Committee selects the optionee and determines the terms and conditions of the grant, including option price, to him.

Section 6 - Option Price

        The consideration to be paid for each share of Common Stock subject to an option granted hereunder (the "option price") shall be determined by the Committee, but the option price shall be not less than 100% (or 110% in the case of an option granted to a 10% shareholder referred to in Section 4 hereof) of the fair market value of the Common Stock on the date that the option is granted. The term "fair market value" as used in this Plan shall mean the average of the closing bid and asked prices of the Common Stock as furnished by any recognized dealer in securities selected by the Committee for the purpose; if the Common Stock is at the time listed on a stock exchange, fair market value shall mean the last sale price regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as officially quoted on such stock exchange; and if there is no market for the shares and the shares are not so listed, then fair market value shall mean the fair market value as determined by the Committee (whose determination shall be conclusive) in accordance with the applicable provisions of the Code and the regulations thereunder.

Section 7 - Exercise of Options; Issuance of Shares

        The total number of shares subject to each option may be allocated so that such shares are to be acquired in installments, as fixed by the Committee, over a period of not more than ten


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(10) years (or five (5) years in the case of an option granted to a 10%
shareholder referred to in section 4 hereof) from the date of the grant of the option. In the event that the Committee determines that an option is to be exercisable in installments, the optionee must continue in the employ of the Company during the whole of any period for which an installment of shares shall have been allocated by the terms of his option before such installment of the option becomes exercisable. To the extent that any installment of any option becomes exercisable it may thereafter be exercised either in whole or in part at any time prior to the expiration of the option or prior to its termination as herein provided.

        An employee electing to exercise an option under the Plan shall give written notice to either the Treasurer or Secretary of the Company of such election and of the number of shares the employee has elected to acquire. No option granted hereunder may be exercised for less than a whole share of Common Stock. An employee who has elected to exercise an option shall deliver to either the Treasurer or Secretary of the Company at the time of exercise the full consideration to be paid for the shares which are subject to the option(s) being exercised in cash or by certified or cashier's check or by personal check if acceptable to the Treasurer or Secretary of the Company.

        Until the employee has been issued a certificate or certificates for the shares acquired upon the exercise of options granted hereunder, the employee shall possess no shareholder's rights with respect to any such shares.

        In the event that any employee disposes of shares of Common Stock he acquired pursuant to an option granted under the Plan within two (2) years of the granting of the option or within one (1) year after exercise of the option issued to such employee, the Company shall be required to withhold from the employee's salary or wages additional income taxes in respect of that amount which is considered compensation includable in the employee's gross income by reason of the disposition. The amount of compensation includable in the employee's gross income shall be determined by multiplying the number of shares of Common Stock disposed of by the difference between the exercise price of such shares and the amount realized upon the disposition.

Section 8 - Expiration and Termination of Options

        Each option and all rights and obligations thereunder shall expire on a date to be determined by the Committee, such date, however, in no event to be later than ten (10) years (or five (5) years in the case of an option granted to a 10% shareholder referred to in section 4 hereof) from the date on which the option is granted. Subject to the provisions contained in the

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following paragraphs of this section 8 of the Plan, no optionee may exercise an option granted hereunder unless he is an employee of the Company.

        An optionee who is absent from work with the Company because of his disability, or who is on leave of absence for the purpose of serving the United States government in either a military or civilian capacity, or for such other purpose or reason as the Committee may specifically approve, shall not during the period of any such absence be deemed, by virtue of his absence alone, to have terminated his employment with the Company, except as the Committee may otherwise expressly provide and provided that the Code and the regulations thereunder do not provide otherwise.

        If an optionee's employment with the Company is terminated for any reason except death, any option granted to him hereunder may be exercised to the extent that the optionee could have exercised the option on the date of termination of employment at any time within ninety (90) days after the date of such termination, but in no event after the expiration of the term of the option. Retirement of an optionee from employment with the Company shall be deemed to be termination of employment subject to the provisions of this paragraph of this Section 8 of the Plan.

        If an optionee dies while in the employ of the Company prior to the expiration of an option granted to him hereunder, his executor, personal representative or beneficiary, as the case may be, shall be entitled to exercise the option to the extent that the optionee could have exercised the option on the date of his death, at any time within six (6) months from the date of his death, but in no event after the expiration of the term of the option.

Section 9 - Rights Not Transferable

        An employee's rights or options under this Plan are exercisable, during his lifetime, only by him and such rights or options granted hereunder may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer such rights options shall be void, and shall automatically cause all options granted hereunder and held by the employee to be terminated.

Section 10 - Merger, Consolidation, Reorganization, Liquidation and Dissolution

        In the event that the Company shall be the surviving corporation in any merger, consolidation or other reorganization of the Company, outstanding options granted under the Plan shall apply to the securities to which a holder of the number of shares

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of Common Stock of the Company subject to the options would have been entitled by reason of the merger, consolidation or other reorganization and any other changes in the number or character of the shares to which the option relates as may be made by the Committee or the Board of Directors.

        In the event of a merger, consolidation, sale of all or substantially all of the Company's assets or other reorganization in which the Company is not the surviving or acquiring corporation, or in which the Company is or becomes a wholly owned subsidiary of another corporation after a reorganization, the Board of Directors of the Company shall, in good faith, but in its sole and absolute discretion, seek to arrange any such merger, consolidation, sale of assets or other reorganization to specifically provide the corporation surviving the merger, consolidation or other reorganization or acquiring the asset to either
(i) adopt this Plan so that the securities of such corporation are offered in lieu of Common Stock of the Company; or (ii) to the extent that options granted hereunder have not been exercised, settle the participating employees option rights by payment of cash or other consideration for such rights on a basis approved by the Board of Directors. In the event that the corporation surviving the merger, consolidation or other reorganization or acquiring the assets is to adopt this Plan, such arrangements shall include the adjustment of outstanding options to provide that the securities of the corporation surviving the merger, consolidation or other reorganization or acquiring the assets shall become subject to such options in lieu of Common Stock of the Company on the basis approved by the Board of Directors.

        If provisions for the change, conversion or exchange of the shares subject to outstanding and unexercised options for securities of another corporation or the settlement of option rights cannot be arranged in a merger, consolidation, sale of assets or other reorganization of the Company as described in the preceding paragraph, then, in that event, outstanding options granted under the Plan shall terminate as of a date fixed by the Committee; provided, however, that not less than thirty (30) days written notice of the date so fixed shall be given to each optionee and each such optionee shall have the right during such period to exercise his option as to all or any part of the shares covered thereby, including shares as to which such option would not otherwise be exercisable by reason of an insufficient lapse of time.

        In the event of the dissolution or liquidation of the Company, (except a dissolution or liquidation relating to a sale of assets or other reorganization of the Company referred to in the preceding paragraphs) then, in either event, outstanding options granted under the Plan shall terminate as of a date fixed by the Committee; provided, however, that not less than thirty

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(30) days written notice of the date so fixed shall be given to each optionee and each such optionee shall have the right during such period to exercise his option as to all or any part of the shares covered thereby, including shares as to which such option would not otherwise be exercisable by reason of an insufficient lapse of time.

Section 11 - Amendments to the Plan

        The Board of Directors of the Company may at any time or from time-to-time modify the Plan in such respects as the Board of Directors may deem advisable in order that options granted thereunder shall conform to any change in the law, or in any other respect which the Board may deem to be in the best interest of the Company; provided, that no such modification without the approval of the shareholders of the Company shall

        (a) Increase the maximum number of shares which may be issued under the Plan in the aggregate (except as permitted by the last two paragraphs of Section
3); or

        (b) Materially increase the benefits accruing to employees participating under the Plan; or

        (c) Materially modify the requirements as to eligibility for participation in the Plan; or

        (d) Change the provisions of section 6 relating to the establishment of the option price other than to change the manner of determining the fair market value of the Company's Common Stock to conform with any then applicable provisions of the Code or regulations thereunder; or

        (e) Extend the period during which options may be granted under the Plan.

Section 12 - Termination of the Plan

        The Board of Directors of the Company may at any time suspend or terminate the Plan. Unless the Plan shall theretofore have been terminated by the Board of Directors of the Company, the Plan shall terminate ten (10) years from the date of its adoption by the Board of Directors; provided, however, that options granted on or before such date shall remain exercisable, in accordance with their respective terms, after the termination of the Plan. In no event shall any option granted be exercisable later than ten (10) years from the date of the granting of the option nor shall any option be granted during any suspension or after termination of the Plan.

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Section 13 - Compliance with Securities Laws

        No options may be granted nor may Common Stock be purchased under this Plan until the Company has taken all actions then required to comply with the Securities Act of 1933, as amended, and any applicable state securities laws and the rules and regulations of any exchange on which the Common Stock may be listed.

Section 14 - Miscellaneous

        (a) This Plan shall not become effective unless and until it has been approved, in the manner prescribed by law, by the shareholders of the Company.

        (b) This Plan shall not be deemed to constitute a contract of employment between the Company and any employee, nor shall it interfere with the right of the Company to terminate any employee and treat him without regard to the effect which such treatment might have upon him under this Plan.

        (c) Any and all funds received by the Company under this Plan may be used for any corporate purpose.

        (d) This Plan and any agreement entered into in connection therewith shall be construed and its provisions enforced and administered in accordance with the laws of the State of New Jersey. All disputes which may arise under the Plan or any agreement entered into in connection therewith which involve judicial adjudication shall be resolved in a court of competent jurisdiction of the State of New Jersey or the United States District Court for the District of New Jersey. Any employee of the Company who participates in the Plan consents and agrees to submit to the personal jurisdiction of the aforesaid courts, agrees to notify the Company of any change of his address within sixty (60) days of the date of such change, and consents to service of any papers, notices or process necessary or proper for any legal action in any manner permitted by the New Jersey Court Rules as they exist or are thereafter amended, including, without limitation, service by registered mail or certified mail, return receipt requested, or, in the event the employee refuses to accept or claim registered or certified mail, ordinary mail to his last known address. In the event that a participating employee fails to notify the Company of a change of address and service by registered or certified mail as aforesaid is not accepted or claimed, such failure shall be deemed a refusal to accept or claim service of process by registered or certified mail. Any employee of the Company who participates in the Plan acknowledges the sufficiency of service as aforesaid and waives any right that he may have to challenge the sufficiency of such

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service or to challenge in any manner the convenience of the location or the venue of any legal action brought involving the Plan or any agreement entered into in connection therewith.


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